Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports Record

First Quarter results for 2018

GREENWOOD VILLAGE, COLO. (May 2, 2018) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended March 31, 2018.

Key Highlights:

•	First quarter 2018 financial results:
•	Total revenues were $201.7 million.
•	GAAP operating income was $25.8 million, or 12.8% of total revenues and non-GAAP operating income was $35.3 million, or 17.5% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.42. Non-GAAP EPS was $0.69.
•	Cash flows from operations were $29.9 million.
•	CSG declared its quarterly cash dividend of $0.21 per share of common stock, or a total of approximately $7 million, to shareholders.
•

On February 28, 2018, CSG acquired Business Ink, a multi-channel business communications company based in Austin, Texas, which added $5 million of revenue for the one month of CSG’s ownership in its first quarter results.

•	In March 2018, CSG refinanced its existing credit agreement, extending the term of the agreement through March 2023.

“We executed well against our key initiatives aimed at creating long-term shareholder value,” said Bret Griess, president and chief executive officer for CSG.  “We extended our partnership for ten years with one of Canada’s leading video entertainment and communications service providers.  We added new logos with companies like Formula One, a global motor racing provider, and Rain, a next-generation mobile network operator in South Africa.  And we acquired Business Ink, a leading provider of business communications, enabling us to leverage our operational talent, scale and platforms to drive value.  We like our position as the financial strength of our business allows us to consistently return capital back to our shareholders, while also making smart and deliberate investments to grow our business like we did this past quarter.”

CSG Systems International, Inc.

May 2, 2018

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2018	2017	Changed
Revenues	$201,704	$192,470	5%
GAAP Results:
Operating Income	$25,767	$27,013	(5%)
Operating Margin	12.8%	14.0%	—
EPS	$0.42	$0.62	(32%)
Non-GAAP Results:
Operating Income	$35,299	$34,645	2%
Operating Margin	17.5%	18.0%	—
EPS	$0.69	$0.62	11%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Total Revenues: Total revenues for the first quarter of 2018 were $201.7 million, a 5% increase when compared to revenues of $192.5 million for the first quarter of 2017, and a 2% decrease when compared to revenues of $205.2 million for the fourth quarter of 2017. The year-over-year increase in revenues can be mainly attributed to the following: (i) one month of revenues of $5 million from our acquisition of Business Ink, a company that CSG acquired on February 28, 2018, and (ii) continued growth in CSG’s cloud solutions and managed services offerings, driven in large part by the full year impact of the Comcast customer conversions onto CSG’s platform that was completed last year.  The sequential quarterly decrease can be primarily attributed to the higher level of revenues CSG typically experiences in the fourth quarter.

GAAP Results: GAAP operating income for the first quarter of 2018 was $25.8 million, or 12.8% of total revenues, compared to $27.0 million, or 14.0% of total revenues, for the first quarter of 2017, and $26.0 million, or 12.7% of total revenues, for the fourth quarter of 2017.

GAAP EPS for the first quarter of 2018 was $0.42, as compared to $0.62 for the first quarter of 2017, and $0.45 for the fourth quarter of 2017.  The year-over-year decrease in GAAP EPS is primarily due to a lower effective income tax rate of 9% for the first quarter of 2017, compared to an effective income tax rate of 31% for the current quarter.  The lower first quarter 2017 income tax rate of 9% was primarily the result of an approximately $5 million net income tax benefit resulting from Comcast’s exercise of 1.4 million vested stock warrants in January 2017, which provided an approximately $0.15 GAAP EPS benefit.

Non-GAAP Results:  Non-GAAP operating income for the first quarter of 2018 was $35.3 million, or 17.5% of total revenues, compared to $34.6 million, or 18.0% of total revenues, for the first quarter of 2017, and $36.3 million, or

CSG Systems International, Inc.

May 2, 2018

17.7% of total revenues for the fourth quarter of 2017.  Non-GAAP EPS for the first quarter of 2018 was $0.69, compared to $0.62 for the first quarter of 2017, and $0.62 for the fourth quarter of 2017.

The higher non-GAAP EPS for the first quarter of 2018 is primarily the result of a lower non-GAAP effective income tax rate of 27%, compared to 34% for the first quarter of 2017, and 37% for the fourth quarter of 2017.  The lower non-GAAP effective income tax rate is due to the U.S. Tax Reform enacted in December 2017.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at March 31, 2018 were $222.1 million, compared to $261.4 million as of December 31, 2017.  The decrease can be mainly attributed to the acquisition of Business Ink for approximately $70 million of cash in the quarter.  CSG generated net cash flows from operations for the first quarters ended March 31, 2018 and 2017 of $29.9 million and $30.0 million, respectively, and had non-GAAP free cash flow of $17.6 million and $20.4 million, respectively.

Summary of 2018 Financial Guidance

CSG is adjusting its financial guidance for the full year 2018 to include the ten months of its acquired Business Ink business as follows:

	As of May 2, 2018	Previous
GAAP Measures:
Revenues	$845 - $865 million	$795 - $815 million
Operating Margin Percentage	12.8%	14.5%
EPS	$1.89 - $2.02	$2.15 - $2.28
Cash Flows from Operating Activities	$130 - $150 million	$120 - $140 million
Non-GAAP Measures:
Operating Margin Percentage	16.9%	17.5%
EPS	$2.81 - $2.93	$2.76 - $2.89

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 2, 2018 at 5:00 p.m. Eastern Time, to discuss CSG’s first quarter results for 2018. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-293-6960 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

May 2, 2018

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide. With over 35 years of experience, CSG delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle. The company is the trusted partner driving digital transformation for leading global brands, including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iflix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone. For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

May 2, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$147,503	$122,243
Short-term investments	74,595	139,117
Total cash, cash equivalents and short-term investments	222,098	261,360
Trade accounts receivable:
Billed, net of allowance of $3,967 and $4,149	213,051	219,531
Unbilled	35,426	31,187
Income taxes receivable	12,261	13,839
Other current assets	32,388	28,349
Total current assets	515,224	554,266
Non-current assets:
Property and equipment, net of depreciation of $109,074 and $123,126	59,553	44,651
Software, net of amortization of $111,881 and $108,986	30,894	26,906
Goodwill	222,915	210,080
Client contracts, net of amortization of zero and $97,109	-	43,626
Acquired client contracts, net of amortization of $80,618 and zero	39,688	-
Client contract costs, net of amortization of $25,304 and zero	38,357	-
Deferred income taxes	13,844	14,057
Other assets	7,963	10,948
Total non-current assets	413,214	350,268
Total assets	$928,438	$904,534
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$22,500
Client deposits	34,991	31,053
Trade accounts payable	35,536	38,420
Accrued employee compensation	46,027	62,984
Deferred revenue	38,197	41,885
Income taxes payable	1,502	1,216
Other current liabilities	20,948	24,535
Total current liabilities	184,701	222,593
Non-current liabilities:
Long-term debt, net of unamortized discounts of $17,741 and $18,264	354,759	309,236
Deferred revenue	9,191	12,346
Income taxes payable	2,457	2,415
Deferred income taxes	8,412	4,584
Other non-current liabilities	10,843	10,614
Total non-current liabilities	385,662	339,195
Total liabilities	570,363	561,788
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,674 and 33,516 shares outstanding	692	689
Common stock warrants; 439 and 439 warrants vested; 1,425 and 1,425 issued	9,082	9,082
Additional paid-in capital	425,926	427,091
Treasury stock, at cost; 34,200 and 34,075 shares	(820,434)	(814,732)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(182)	(88)
Cumulative foreign currency translation adjustments	(21,024)	(28,734)
Accumulated earnings	764,015	749,438
Total stockholders' equity	358,075	342,746
Total liabilities and stockholders' equity	$928,438	$904,534

CSG Systems International, Inc.

May 2, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2018	March 31, 2017
Revenues:
Cloud and related solutions	$177,516	$158,777
Software and services	11,959	15,058
Maintenance	12,229	18,635
Total revenues	201,704	192,470
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	86,908	76,052
Software and services	8,533	11,274
Maintenance	5,655	10,382
Total cost of revenues	101,096	97,708
Other operating expenses:
Research and development	29,379	26,840
Selling, general and administrative	40,648	37,346
Depreciation	3,914	3,315
Restructuring and reorganization charges	900	248
Total operating expenses	175,937	165,457
Operating income	25,767	27,013
Other income (expense):
Interest expense	(4,266)	(4,306)
Amortization of original issue discount	(652)	(888)
Interest and investment income, net	811	806
Loss on extinguishment of debt	(810)	-
Other, net	(646)	(275)
Total other	(5,563)	(4,663)
Income before income taxes	20,204	22,350
Income tax provision	(6,190)	(2,113)
Net income	$14,014	$20,237

Weighted-average shares outstanding:
Basic	32,528	32,016
Diluted	33,102	32,594

Earnings per common share:
Basic	$0.43	$0.63
Diluted	0.42	0.62

CSG Systems International, Inc.

May 2, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net income	$14,014	$20,237
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	3,914	3,315
Amortization	9,946	7,471
Amortization of original issue discount	652	888
Asset impairment	339	-
Gain on short-term investments and other	(17)	(57)
Loss on extinguishment of debt	810	-
Deferred income taxes	4,017	5,971
Stock-based compensation	4,572	5,670
Subtotal	38,247	43,495
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	25,459	5,650
Other current and non-current assets	(4,629)	2,793
Income taxes payable/receivable	1,035	(5,692)
Trade accounts payable and accrued liabilities	(26,926)	(21,943)
Deferred revenue	(3,331)	5,661
Net cash provided by operating activities	29,855	29,964

Cash flows from investing activities:
Purchases of property and equipment	(12,235)	(9,557)
Purchases of short-term investments	(15,070)	(17,983)
Proceeds from sale/maturity of short-term investments	79,508	37,782
Acquisition of and investments in business, net of cash acquired	(68,636)	-
Acquisition of and investments in client contracts	-	(4,363)
Net cash provided by (used in) investing activities	(16,433)	5,879

Cash flows from financing activities:
Proceeds from issuance of common stock	484	385
Payment of cash dividends	(7,437)	(7,033)
Repurchase of common stock	(11,920)	(11,224)
Proceeds from long-term debt	150,000	-
Payments on long-term debt	(120,000)	(3,750)
Settlement of convertible notes	-	(34,771)
Payments of deferred financing costs	(1,442)	-
Net cash provided by (used in) financing activities	9,685	(56,393)
Effect of exchange rate fluctuations on cash	2,153	1,621

Net increase (decrease) in cash and cash equivalents	25,260	(18,929)

Cash and cash equivalents, beginning of period	122,243	126,351
Cash and cash equivalents, end of period	$147,503	$107,422

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$5,844	$6,539
Income taxes	1,162	1,835

CSG Systems International, Inc.

May 2, 2018

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Americas	84%	84%	86%
Europe, Middle East and Africa	10%	10%	9%
Asia Pacific	6%	6%	5%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Comcast	28%	29%	27%
Charter	21%	21%	21%
DISH	10%	10%	12%

CSG Systems International, Inc.

May 2, 2018

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 2, 2018

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related costs	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on extinguishment of debt	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related costs relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These costs typically include expenses related to legal, accounting, and other professional services. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would

CSG Systems International, Inc.

May 2, 2018

incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

CSG Systems International, Inc.

May 2, 2018

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	March 31, 2018		March 31, 2017
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$25,767	12.8%	$27,013	14.0%
Restructuring and reorganization charges (1)	900	0.4%	248	0.1%
Acquisition-related costs	2,355	1.2%	-	-%
Stock-based compensation (1)	4,570	2.3%	5,670	3.0%
Amortization of acquired intangible assets	1,707	0.8%	1,714	0.9%
Non-GAAP operating income	$35,299	17.5%	$34,645	18.0%

(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2018		March 31, 2017
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$14,014	$0.42	$20,237	$0.62
GAAP income tax provision (2)	6,190		2,113
GAAP income before income taxes	20,204		22,350
Restructuring and reorganization charges (1)	900		248
Acquisition-related costs	2,355		-
Stock-based compensation (1)	4,570		5,670
Amortization of acquired intangible assets	1,707		1,714
Loss on extinguishment of debt	810		-
Amortization of OID	652		888
Non-GAAP income before income taxes	31,198		30,870
Non-GAAP income tax provision (2)	(8,423)		(10,588)
Non-GAAP net income	$22,775	$0.69	$20,282	$0.62
(2)	For the quarter ended March 31, 2018 the GAAP and non-GAAP effective income tax rates were approximately 31% and 27%, respectively.

For the quarter ended March 31, 2017 the GAAP and non-GAAP effective income tax rates were approximately 9% and 34%, respectively.  The difference between the GAAP and non-GAAP effective income tax rate relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017.  The net income tax benefit from the exercise of the warrants was spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit was recorded as a discrete item, as required by GAAP, in the first quarter.

(3)	The outstanding diluted shares for the quarter ended March 31, 2018 and 2017 were 33.1 million and 32.6 million, respectively.

CSG Systems International, Inc.

May 2, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2018	2017
GAAP net income	$14,014	$20,237
GAAP income tax provision	6,190	2,113
Interest expense (4)	4,266	4,306
Amortization of OID	652	888
Loss on extinguishment of debt	810	-
Interest and investment income and other, net	(165)	(531)
GAAP operating income	25,767	27,013
Restructuring and reorganization charges (1)	900	248
Stock-based compensation (1)	4,570	5,670
Amortization of acquired intangible assets (5)	1,707	1,714
Amortization of other intangible assets (5)	2,258	5,176
Amortization of client contract costs (5)	5,478	-
Acquisition-related costs	2,355	-
Depreciation	3,914	3,315
Non-GAAP adjusted EBITDA	$46,949	$43,136
Non-GAAP adjusted EBITDA as a percentage of revenues	23%	22%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended
	March 31,
	2018	2017
Amortization of acquired intangible assets	$1,707	$1,714
Amortization of other intangible assets	2,258	5,176
Amortization of client contract costs	5,478	-
Amortization of deferred financing costs	503	581
Total amortization	$9,946	$7,471

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2018	2017
Cash flows from operating activities	$29,855	$29,964
Purchases of property and equipment	(12,235)	(9,557)
Non-GAAP free cash flow	$17,620	$20,407

CSG Systems International, Inc.

May 2, 2018

Non-GAAP Financial Measures – 2018 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2018 full year financial guidance, is as follows:

2018
Guidance
GAAP operating income margin	12.8%
Restructuring and reorganization charges (6)	0.4%
Acquisition-related costs (7)	0.3%
Stock-based compensation (8)	2.3%
Amortization of acquired intangible assets (9)	1.1%
Non-GAAP operating income margin (“approximately 17%”)	16.9%
(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated $3 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(7)	This represents the pretax impact of acquisition-related costs of an estimated $2 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $20 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(9)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $9 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2018 full year financial guidance is as follows (in thousands, except per share amounts):

	2018 Guidance Range
	Low Range		High Range
	Amounts	EPS (11)	Amounts	EPS (11)
GAAP net income	$62,200	$1.89	$66,600	$2.02
GAAP income tax provision (10)	26,700		27,900
GAAP income before income taxes	88,900		94,500
Restructuring and reorganization charges	3,400		3,400
Acquisition-related costs	2,400		2,400
Stock-based compensation	19,700		19,700
Amortization of acquired intangible assets	9,000		9,000
Loss on extinguishment of debt	800		800
Amortization of OID	2,700		2,700
Non-GAAP income before income taxes	126,900		132,500
Non-GAAP income tax provision (10)	(34,300)		(35,800)
Non-GAAP net income	$92,600	$2.81	$96,700	$2.93

(10)	For 2018, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 30% and 27%, respectively.
(11)	The weighted-average diluted shares outstanding are expected to be approximately 33 million.

CSG Systems International, Inc.

May 2, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2018 full year financial guidance at the mid-point (in thousands, except percentages):

2018
GAAP net income	$64,400
GAAP income tax provision	27,300
Interest expense	17,800
Amortization of OID	2,700
Loss on extinguishment of debt	800
Interest and investment income and other, net	(3,200)
GAAP operating income	109,800
Restructuring and reorganization charges	3,400
Acquisition-related costs	2,400
Stock-based compensation	19,700
Amortization of acquired intangible assets	9,000
Amortization of other intangible assets	8,900
Amortization of client contract costs	20,400
Depreciation	19,500
Non-GAAP adjusted EBITDA	$193,100
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

Non-GAAP Free Cash Flow

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2018
Cash flows from operating activities	$140,000
Purchases of property and equipment	(40,000)
Non-GAAP free cash flow	$100,000